

Intellipharm aceutics International Inc. (Canada)
100%
Vasogen, Corp.
(Delaware)
64.3%
100%
Intellipharm aceutics Ltd.
(Delaware)
35.7%
Intellipharm aceutics Corp.
(Nova Scotia)